UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 650, LA JOLLA, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2017, the Board of Directors (the “Board”) of MediciNova, Inc. (the “Company”) authorized and appointed Hideki Nagao as a member of the Board, effective immediately. The Company issued a press release announcing the appointment of Mr. Nagao, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

As a director, Mr. Nagao will participate in the Company’s non-employee director compensation program.  Under this program, Mr. Nagao will receive an initial grant of a fully-vested option to purchase 20,000 shares of the Company’s common stock and a second option to purchase 15,000 shares of the Company’s common stock, which will vest in three equal installments on December 31, 2017, March 31, 2018 and June 30, 2018, subject to continued service with the Company.  Mr. Nagao will also receive an annual cash compensation of $10,000, which is paid in equal quarterly installments.

There are no family relationships between Mr. Nagao and any of the Company’s directors or executive officers and Mr. Nagao does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which Mr. Nagao was named a director.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by the Company on November 9, 2017 announcing the appointment of Hideki Nagao to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

DATE: November 13, 2017	By:/s/ Ryan Selhorn Ryan Selhorn Chief Financial Officer